                  FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PHYSICIAN HEALTH CORPORATION



     It is hereby certified that:

     FIRST: The name of the corporation is "Physician Health Corporation" (the "Corporation"). The name under which the Corporation was originally incorporated was "PHC Merger Corporation."

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware, on the 29th day of August, 1995.

     THIRD: The Amendments to the Fourth Restated Certificate of Incorporation of the Corporation effected by this Fifth Restated Certificate of Incorporation (the "Amendments") are to (upon the consummation of a firm commitment underwritten public offering on or before April 30, 1998 involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of at least $20 million) (i) split, reclassify and convert each share of Voting Common Stock, par value $.0025 per share, of the Corporation that is outstanding immediately prior to the consummation of a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with certain minimum net proceeds to the Corporation, into .314 of one share of Voting Common Stock, subject to the treatment of fractional share interests as described in this Certificate, provided that such public offering shall have occurred on or prior to April 30, 1997 and (ii) make equitable adjustments to the provisions governing the conversion of the Prime Common Stock, par value $.0025 per share, of the Corporation into Voting Common Stock.

     FOURTH: The Amendments and the Fifth Restatement of the Certificate of Incorporation herein certified (the "Certificate") have been duly adopted by the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the Amendments and of the Certificate shall be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     FIFTH:  This Certificate shall be effective as of February 4, 1998.

     SIXTH: That the text of the Certificate of Incorporation of Physician Health Corporation, as amended, is hereby restated and further amended as of the date this Certificate is filed with the Secretary of State of the State of Delaware, to read in full, as follows:

                  FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PHYSICIAN HEALTH CORPORATION


                                   ARTICLE I
                                      NAME

     The name of the corporation is Physician Health Corporation (the "Corporation").


                                   ARTICLE II
                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.


                                  ARTICLE III
                               PURPOSE AND POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereunder be organized under the General Corporation Law of the State of Delaware. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                 CAPITAL STOCK

     The Corporation shall have five classes of stock: Voting Common Stock, Non-Voting Common Stock, Prime Common Stock, Class A Stock and Preferred Stock. References herein to "Common Stock" shall mean only Voting Common Stock and Non-Voting Common Stock.

     The Corporation shall have the authority to issue 100,000,000 shares of Voting Common Stock, 40,000,000 shares of Non-Voting Common Stock, and (until the completion of a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of at least $20 million, at which time such authority shall expire) 20,000,000 shares of Prime Common Stock. All of such shares shall have a par value of $.0025 each.

     The number of authorized shares of Voting Common Stock, Non-Voting Common Stock, or Prime Common Stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the consent of the holders of the class of shares which is being increased or decreased.

     The Corporation shall also have the authority to issue (a) (until the consummation of a Liquidity Event (defined below), at which time such authority shall expire) 500,000 shares of Class A Stock, $0.01 par value, in two series, as set forth more fully below, and (b) 18,000,000 shares of Preferred Stock, $0.01 par value, in series as set forth more fully below.

     SECTION A.  VOTING AND NON-VOTING COMMON STOCK
                 ----------------------------------

     The designations and the powers, preferences and rights of the Voting Common Stock and the Non-Voting Common Stock (collectively referred to as "Common Stock") are as follows:

     1.   Voting Rights.
          -------------

          (a) Voting Common Stock.  Except as set forth herein or as otherwise
              -------------------
required by law, each outstanding share of Voting Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Voting Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          (b) Non-Voting Common Stock.  Except as set forth herein or as
              -----------------------
otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Voting Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Voting Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of the shares of the Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (b) of this Section 1 and any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Non-Voting Common Stock in a manner differently from the way in which the powers, preferences or special rights of the holders of the Voting Common Stock are affected.

     2.   Dividends.  Any dividend or distribution on the Common Stock shall be
          ---------
payable on shares of Voting Common Stock and Non-Voting Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Voting Common Stock.

     3.   Liquidation.  In the event of any voluntary or involuntary
          -----------
liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Voting Common Stock and Non-Voting Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

     4.   Conversion.
          ----------

          (a) Conversion of Voting Common Stock.  Subject to and upon compliance
              ---------------------------------
with the provisions of this Section 4, any Regulated Stockholder (defined below) shall be entitled to convert at any time and from time to time, any and all of the shares of Voting Common stock held by such stockholder into the same number of shares of Non-Voting Common Stock.

          (b) Conversion of Non-Voting Common Stock.  Subject to and upon
              -------------------------------------
compliance with the provisions of this Section 4, each holder of Non-Voting Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Voting Common Stock; provided, however, that Non-Voting Common Stock
                               --------  -------
constituting Restricted Stock (defined below), with respect to a Regulated Stockholder, may not be converted into Voting Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Voting Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Voting Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates (defined below) may own, control or have the power or vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates; and, provided, further, that
                                                      --------  -------
each holder of Non-Voting Common Stock may convert such shares into Voting Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days or already have been transferred pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Voting Common Stock prior to such Conversion Event and undertakes to promptly reconvert such shares into Non-Voting Common Stock if such shares are not transferred pursuant to a Conversion Event within such fifteen (15) days. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

          (c) Conversion Procedure.  Each conversion of shares of Common Stock
              --------------------
of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate from time to time by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the other class of Common Stock (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if, to the Corporation's knowledge after
               --------  -------
reasonable inquiry, such conversion is subject to Section 6, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to this Section 6 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section 4, such Converted Shares shall be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions it deems to be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

          Notwithstanding any provision of this Section 4 to the contrary, each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a reasonably timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

     5.  Miscellaneous
         -------------

          (a) Restrictions on Redemptions, Etc.  The Corporation shall not
              --------------------------------
redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 4.9% of any class of voting securities of the Corporation (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.9% of the total equity of the Corporation or more than 24.9% of the total value of all capital stock of the Corporation (in each case, determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities).

          (b) Stock Splits; Adjustments.  If the Corporation shall in any manner
              -------------------------
subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Voting Common Stock or the Non-Voting Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

          In case of any reorganization, reclassification or change of shares of the Voting Common Stock or Non-Voting Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Voting Common Stock or Non-Voting Common Stock), each holder of a share of Voting Common Stock or Non-Voting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Voting Common Stock or Non-Voting Common Stock into which such shares of Voting Common Stock or Non-Voting Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise which shall entitle holders of such other shares of stock and other securities and property deliverable to holders of Voting Common Stock or Non-Voting Common Stock to the conversion rights of the Voting Common Stock and Non-Voting Common Stock, as near as reasonably practicable.

          (c) Reservation of Shares.  The Corporation shall at all times reserve
              ---------------------
and keep available out of its authorized but unissued shares of Voting Common Stock and Non-Voting Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Voting Common Stock and Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Voting Common Stock and Non-Voting Common Stock which may be converted.

          (d) No Charge.  The issuance of certificates for shares of any class
              ---------
of Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock;

provided, however, that the Corporation shall not be required to pay any income
--------  -------
or other tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

          (e) Registration of Transfer.  The Corporation shall keep at its
              ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

     6.   Regulated Stockholders.
          ----------------------

          The Corporation will not convert or directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of capital stock of the Corporation if such action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder and its Affiliates (other than a Regulated Stockholder which waives in writing its rights under this Section A), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder.

          The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action, for a period of 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote. If any Regulated Stockholder then elects to convert any shares of Voting Common Stock, it shall notify the Corporation in writing within 10 days of the issuance of the Deferral Notice, in which case the Corporation shall promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder of each proposed conversion and effect the conversions requested by all Regulated Stockholders at the end of the Deferral Period.

     7.   Defined Terms.
          -------------

          (a) "Affiliate" shall mean, with respect to any legal entity (a
               ---------
"Person") any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such Person, whether through the ownership of voting securities or by contract or otherwise.

          (b) "Conversion Event" shall mean (a) any public offering or public
               ----------------
sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act") if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof),
(c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

          (c) "Regulated Stockholder" shall mean any stockholder (i) that is
               ---------------------
subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) ("Regulation Y") and (ii) that holds shares of Common Stock of the Corporation.

          (d) "Restricted Stock" means, with respect to any Regulated
               ----------------
Stockholder, any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares
                                       --------  -------
shall cease to be Restricted Stock when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no
                     --------  -------
responsibility for determining whether any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

     8.   Reverse Stock Split.
          -------------------

     Immediately prior to the consummation of a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of at least $20 million (such time, the "Effective Time"), each share of the Voting Common Stock issued and outstanding immediately prior to the Effective Time and each such share held in the Corporation's treasury (the "Old Voting Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into .314 of a share of the Voting Common Stock, par value $.0025 per share (the "Voting Common Stock"). Each fractional share of Voting Common Stock resulting from the foregoing reclassification shall be rounded up to a whole share of Voting Common Stock. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Old Voting Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of the Old Certificates to the Secretary of the Corporation for cancellation, a certificate or certificates representing the number of whole shares of the Voting Common Stock (the "New Voting Common Certificates") into which and for which the shares of the Old Voting Common Stock, formerly represented by the Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Time, the Old Certificates shall represent only the right to receive the New Voting Common Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in the Voting Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a stockholder of the Corporation. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of shares of Voting Common Stock for which New Voting Common Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Secretary of the Corporation determines that a holder of Old Certificates has not tendered all of such holder's certificates for exchange, the Secretary of the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange.
If any New Voting Common Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Secretary of the Corporation that such taxes are not payable. From and after the Effective Time, the total amount of capital represented by the shares of the Voting Common Stock into which and for which the shares of the Old Voting Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Voting Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law. Notwithstanding anything to the contrary contained herein, in the event that the

Effective Time is not on or before April 30, 1998, there shall be no reclassification of the Voting Common Stock and the provisions of this paragraph shall be null and void.

     SECTION B.  PRIME COMMON STOCK.  The Prime Common Stock shall have the
                 ------------------
following designations, preferences, relative, participating, optional or other rights, qualifications, limitations and restrictions.

     1.   Voting Rights.
          -------------

          The holders of Prime Common Stock shall be entitled to vote on each matter in which the stockholders of the Corporation shall be entitled to vote and each holder of Prime Common Stock shall be entitled to one-tenth (1/10th) of one vote for each share of such stock held by such holder. The holders of Prime Common Stock shall not vote as a class except as otherwise required by law.

     2.   Dividends.
          ---------

          The holder of each share of Prime Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash, stock or otherwise; provided, however, that the per share amount of any dividend for the
           --------  -------
Prime Common Stock in any fiscal year of the Corporation shall be at least equal to the per share amount, if any, of any dividend declared for the Common Stock during such fiscal year.

          If dividends are paid on the Common Stock in shares of Voting or Non-Voting Common Stock or both, then each holder of the Prime Common Stock entitled to receive a corresponding dividend on shares of Prime Common Stock shall receive only shares of Prime Common Stock in payment of that dividend.

     3.   Rights Upon Liquidation Dissolution or Winding Up.
          -------------------------------------------------

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon the sale of substantially all of the assets of the Corporation or upon a merger of the Corporation in which the Corporation is not the surviving entity (collectively, a "Distribution Event"), after:

          (i) payment or provision for payments of debts and any payment or declaration and setting aside for payments of any amounts owing on the Class A Stock and Preferred Stock with respect to a Distribution Event; and

          (ii) payment or provision for payment and any payment or declaration and setting aside for payment of a distribution in an amount equal to Fifteen Million Dollars ($15,000,000) to holders of the Common Stock with respect to a Distribution Event;

          (iii) the holders of the Prime Common Stock then outstanding shall be entitled to receive all further distributions pro rata with the holders of the Common Stock, in the proportion that the outstanding Common Stock and Prime Common Stock held by each of them bears to the outstanding Common Stock and Prime Common Stock held by all of them.

     4.   Conversion.
          ----------

          In the event that at any time while any of the Prime Common Stock shall be outstanding, the Corporation shall complete a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of at least $20 million, then all outstanding shares of Prime Common Stock shall, automatically and without further action on the part of the holders of the Prime Common Stock, be converted into shares of Voting Common Stock on a .314 for one (.314 shares of Voting Common Stock for each share of Prime Common Stock) basis in accordance with the terms of this subsection 4 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effected simultaneously with the closing under such offering, provided, however, that certificates evidencing the shares of Voting Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of Prime Common Stock converted.

     SECTION C.  CLASS A STOCK.  The Corporation shall have the authority to
                 -------------
issue 500,000 shares of Class A Stock, $.01 par value (the "Class A Stock"), in two series with the Series 1 Class A Stock having all of the following designations, preferences, relative, participating, optional or other rights, qualifications, limitations and restrictions and Series 2 Class A Stock having all of the following designations, preferences, relative, participating, optional or other rights, qualifications, limitations and restrictions except that the Series 2 Class A Stock shall not have any of the rights to vote or elect directors which are provided to holders of Series 1 Class A Stock in Sections 4 and 5 thereof except to the extent required by law.

     1.   Dividends.
          ---------

          (a) The holder of each share of Class A Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash or stock or otherwise; provided, however, that the per share amount of any dividend for the
           -------- --------
Class A Stock in any fiscal year of the Corporation shall be at least equal to the per share amount, if any, of any dividend declared for the Common Stock during such fiscal year. In connection with any dividend declared for the Common Stock, each share of Class A Stock shall be deemed to be converted into shares of Common Stock as provided in subsection 5 hereof. All dividends declared upon the Class A Stock shall be declared pro rata per share.
                                                  --- ----

          (b) In addition to any dividends received pursuant to subsection (a) above, the holder of each share of Class A Stock shall also be entitled to receive out of funds legally available for that purpose, dividends equal to 10.0% per annum of the consideration received by the Corporation for the issuance of the Class A Stock by the Corporation (the "Original Issuance Price").

          The dividend shall begin accruing on December 31, 1996, with respect to each share of Class A Stock issued prior to that date. Shares issued after that date will accrue dividends from the purchase date. Until the later to occur (the "Cash Payment Date") of (i) January 1, 2003 and (ii) the date on which no Senior Debt (defined below) and no Subordinated Debt (defined below) remains outstanding, dividends will be payable at the option of the Corporation either in cash or by the issuance of additional shares of Class A Stock. For this purpose, Class A Stock shall be valued at $15.00 per share and whole and fractional shares may be issued to make such payments. After the Cash Payment Date, all dividends due on the Class A Stock must be paid in cash.

          For purposes of determining the amounts due to holders of Class A Stock issued in payment of any dividend due on Class A Stock, the Original Issue Price of Class A Stock issued in payment of any such dividend shall be $15 per share. The date of purchase of such stock shall be deemed to be the date to which the dividend obligation paid with the issuance of such stock had accrued.

          (c) Payments of dividends shall be made annually beginning in 1998 for the year 1997. Payments shall be made on any date but in no event later than June 30th in any year following the year for which dividends are due.

          (d) If the Corporation is prevented by law from paying any accrued dividend when required by this subsection 1, the Corporation shall make payment of the dividend as soon as such legal prohibition is removed. Accrued but unpaid dividends will not bear interest.

          (e) Dividends to holders of Class A Stock which are paid by the issuance of shares of Class A Stock shall be paid to the holders of Series 1 shares only in Series 1 shares and to the holders of Series 2 shares only in Series 2 shares.

     2.   Rights Upon Liquidation Dissolution or Winding Up.
          -------------------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon the sale of substantially all of the assets of the Corporation or upon a merger of the Corporation in which the Corporation is not the surviving entity (collectively, a "Distribution Event"), the assets of the Corporation available for distribution to its shareholders, shall be distributed in the following order of priority:

          (i) The holders of Class A Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock and Prime Common Stock, but pari passu with the holders of Preferred Stock in accordance with the relative liquidation preferences of Class A Stock and Preferred Stock, an amount equal to the Original Issuance Price computed on a per share basis compounded at rate of 12% per annum from December 31, 1996, for all shares issued prior to that date and from the date of purchase for all shares issued after that date, multiplied by the number of shares of Class A Stock then outstanding.

          (ii) The 12% compounded annual rate of return shall be in lieu of, and not in addition to, the dividends paid or payable by the Corporation as set forth in subsection 1 hereof. In the event the Corporation has paid dividends on the Class A Stock prior to the Distribution Event, all such dividends previously paid shall be deemed a partial prepayment of the 12% annual return contemplated in this subsection 2(a), whether paid in cash or in Series A Stock.

               (iii) In lieu of the distribution set forth in subparagraph (i) the holders of Class A Stock shall receive, if greater than the distribution set forth in subparagraph (i), prior and in preference to any distribution to the holders of the Common Stock and Prime Common Stock, but pari passu with the holders of Preferred Stock in accordance with the relative liquidation preferences of Class A Stock and Preferred Stock, an amount equal to the sum of:
(A) any dividends declared or accrued but unpaid on the Class A Stock, plus (B) the distribution they would be entitled to receive if the Class A Stock had been converted into Common Stock pursuant to the terms hereof immediately prior to the Distribution Event.

          (b) If the assets and funds of the Corporation available for distribution to the holders of Class A Stock shall be insufficient to permit the payment of the full preferential amounts set forth in subsection 2(a) hereof, then all of the assets of the Corporation available for distribution shall be distributed to holders of Class A Stock pro rata, in the proportion that the aggregate amount due each of them bears to the aggregate amount due all of the them, but pari passu with the holders of Preferred Stock in accordance with the relative liquidation preferences of Class A Stock and Preferred Stock.

     3.   Redemption.
          ----------

          (a)(i) At any time on or after the Cash Payment Date (as defined in subsection 1(b) above), the Corporation shall (unless otherwise prevented by law) at the written request of any of the holder(s) redeem the shares of Class A Stock then owned by such holder(s) of Class A Stock and submitted for redemption.

          The amount per share of Class A Stock at which the shares of Class A Stock are to be redeemed pursuant to this subsection 3(a)(i) shall be an amount equal to the greater of (i) the Original Issuance Price plus any declared or
             ------- --
accrued but unpaid dividends on the Class A Stock which is so redeemed; or (ii) the Fair Market Value of the Class A Stock which is so redeemed (the "Redemption Price").

          The Redemption Price of the Class A Stock which is redeemed shall be paid in eight equal quarterly installments beginning on the first March 31, June 30, September 30 or December 31 to occur after the Corporation receives written notice from a holder electing to redeem any or all of the Class A Stock then owned by such holder (the "Redemption Date"); provided, however, that if the Redemption Price is determined pursuant to subpart (i) of the preceding sentence, the accrued but unpaid dividends on the Class A Stock which is so redeemed shall be paid in full with the first installment payment of the Redemption Price.

          For this purpose, "Fair Market Value" shall mean an amount agreed to by the Corporation and the holder(s) of the Class A Stock being redeemed, or in the event that the Corporation and the holder(s) of the Class A Stock being redeemed cannot agree upon an amount, an amount equal to the Fair Market Value of the Class A Stock, without any discount for minority position, as determined by an appraiser who shall be associated with a nationally-recognized accounting or investment banking firm, or who shall have no less than five (5) years of experience in the appraisal of businesses such as the Corporation's business, who shall be selected by the independent certified public accountants that are regularly employed by the Corporation to audit its books and records.

               (ii) At any time on or after the Cash Payment Date (as defined in subsection 1(b) above) and either (A) the sale of 20% or more of the outstanding shares of capital stock of the Corporation by the Principals (identified below in subsection 3(a)(iii) or (B) the occurrence of an Event of Default (defined in subsection 3(a)(iii) below), the Corporation shall (unless otherwise prevented by law) at the written request of any of the holder(s) thereof, redeem the shares of Class A Stock then owned by such holders of Class A Stock and submitted for redemption for an amount per share of Class A Stock determined in the manner provided in subsection 2(a)(i) above. The redemption price so determined shall be paid in full upon submission by the holder of written notice of election to redeem and delivery of the certificate for the shares of Class A Stock to be so redeemed.

               (iii) An Event of Default for purposes of subsection 3(a)(ii) shall be and include:

                     (A) the occurrence of any "materially adverse" misrepresentation or default or breach of warranty or covenant by the Corporation or the Principals under the Stock and Warrant Purchase Agreement (the "Stock and Warrant Purchase Agreement") dated December 29, 1995 between the Corporation, the Class A stockholders and certain management level employees of the Corporation identified therein as the "Principals";

                     (B) the acceleration of any indebtedness of the Corporation which exceeds, in the aggregate, Five Hundred Thousand Dollars ($500,000); or

                     (C) (1) the filing of any petition, whether voluntary or involuntary, seeking the reorganization or liquidation of the Corporation under any provision of the Federal Bankruptcy Code or any other federal or state reorganization, insolvency or debtor relief law, (2) the appointment of any receiver, liquidator or trustee for the Corporation or any of its properties by a court order and which appointment is not vacated within 30 days, or (3) the Corporation is adjudicated insolvent, or the Corporation shall make an assignment for the benefit of any of its creditors, admit in writing an inability to pay debts when they become due in the ordinary course of its business, or consent to the appointment of a receiver, trustee or liquidator for the Corporation or all or any part of the property of the Corporation; or

                     (D) the occurrence of any "Remedy Event" as defined in the Certificate of Designation, Preferences and Rights to the Corporation's Series B Redeemable Convertible Preferred Stock.

          Notwithstanding the foregoing, an Event of Default shall not include the failure of any Principal to fulfill his or her obligations under Section 4.1 of the Stock and Warrant Purchase Agreement except for any violation by Sarah C. Garvin of the noncompete covenant contained in

Section 4.1 of the Stock and Warrant Purchase Agreement which expressly shall be considered an Event of Default.

          As used in this subsection 3(a)(iii), "materially adverse" shall mean a single or combination of misrepresentations or defaults or breaches of warranty or covenant that result in a loss or damage to the Corporation or the holders of the Class A Stock, and which is or are not cured within 30 days after notice and opportunity to cure, equal to or in excess of $700,000.

          (b) Until the entire redemption price for the shares of Class A Stock, which have been submitted for redemption has been paid in full pursuant to this subsection 3, the holder of the Class A Stock which has been submitted for redemption shall retain possession of and all rights attendant to the shares of Class A Stock including the right to vote submitted shares on all matters. Shares submitted for redemption shall be deemed redeemed only after payment of the full redemption price. Shares converted pursuant to subsection 5 prior to payment of the full redemption price may be converted only after repayment to the Corporation of the amount of the Original Issuance Price paid by the Corporation to the holder pursuant to subsection 3(a) above prior to conversion.

          (c) If the Corporation is prevented by law from redeeming any Class A Stock when required by this subsection 3, the Corporation shall offer to redeem so many of the shares of the Class A Stock pro rata among its holders as it is
                                           --- ----
able and shall notify the holders of the Class A Stock when and as such legal prohibition is removed.

     4.   Voting.
          ------

          (a) In addition to the rights specified in subsection 4(b) and 5(f) below and any other rights provided in the Corporation's By-laws or by law, each share of Series 1 Class Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Voting Common Stock into which such share is then convertible, and such holders shall be entitled to vote with the holders of Voting Common Stock on all matters as to which holders of Voting Common Stock shall be entitled to vote.

          (b) In addition to the rights specified above, the holders of the Series 1 Class A Stock then outstanding shall, as a class, have the right to elect two directors to the Corporation's Board of Directors and from time to time to remove, replace and re-elect such directors.

     5.   Conversions.
          -----------

          Subject to the terms and conditions of this subsection 5, the holder of any share of shares of Class A Stock shall have the right, at its option at any time prior to December 29, 2005 to convert any of such share or shares of Class A Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the liquidation payments) into such number of fully paid and nonassessable whole shares of Voting Common Stock or Non-Voting Common Stock or both, as the holder may elect, as is obtained by multiplying the number of shares of Class A Stock to be converted by $15 and dividing the result by the Class A Conversion Price.

          The Class A Conversion Price for Class A Stock (the "Class A Conversion Price") shall mean $1.5625 (the "Undiluted Conversion Price Number") or such other Class A Conversion Price as shall be determined pursuant to the last adjustment made pursuant to subsection 5(d) below (as if such Class A Conversion Price had been in effect at the date of issuance of the Class A Stock) and in effect at the date any share or shares of Class A Stock are surrendered for conversion; provided, however, that the Undiluted Conversion Price Number shall increase to:

               (i) $2.2058823 in the event a Liquidity Event (as defined in subsection 5(p)) occurs on or before December 31, 1997;

               (ii) $2.500000 in the event a Liquidity Event does not occur on or before December 31, 1997, but the Corporation achieves net after-tax income, as determined by the Corporation's independent outside accountants in accordance with generally accepted accounting principles consistently applied ("Net After-Tax Income"), of at least $6.0 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998;

               (iii) $2.6086956 in the event a Liquidity Event does not occur on or before December 31, 1997 but the Corporation achieves Net After-Tax Income of at least $70 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998; or

               (iv) $2.7272727 in the event a Liquidity Event does not occur on or before December 31, 1997 but the Corporation achieves Net After-Tax Income of at least $80 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998.

          (a) Exercise of Conversion Rights.  The rights of conversion herein
              -----------------------------
provided shall be exercised by any holder of shares of Class A Stock by giving written notice that such holder elects to convert a stated number of shares of Class A Stock into Voting or Non-Voting Common Stock or both as shall be stated in the notice and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          (b) Issuance of Certificates; Time Conversion Effected.  Promptly
              --------------------------------------------------
after the receipt of the written notice referred to in subsection 5(a) and surrender of the certificate or certificates for the share or shares of the Class A Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws (as evidenced by an opinion of counsel acceptable to the Corporation, if the Corporation so requests) to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Stock.

          To the extent permitted by law, such conversion shall be deemed to have been effected and the Class A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid (the "Conversion Effective Date"), and at such time the rights of the holder of such share or shares of Class A Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock that shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          (c) Fractional Shares; Dividends; Partial Conversion.  No fractional
              ------------------------------------------------
shares shall be issued upon conversion of the Class A Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion.

          At the time of each conversion, to the extent permitted by law, the Senior Debt Documents and the Subordinated Debt Documents (as such terms are defined below), the Corporation shall pay in cash an amount equal to all unpaid dividends declared or accrued on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 5(b).

          To the extent that the Corporation is either not permitted by law, the Senior Debt Documents or the Subordinated Debt Documents to pay all or any portion of such amount at the time of each conversion, it shall pay such unpaid amount as soon as it may legally do so to the person who was entitled to receive such amount at the time of such conversion. Accrued but unpaid dividends shall be prorated and paid through the Conversion Effective Date.

          In case the number of shares of Class A Stock represented by the certificate or certificates surrendered pursuant to subsection 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Stock of the same series represented by the certificate or certificates surrendered that are not to converted.

          If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subsection 5(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, may pay to the holder surrendering the Class A Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation if such payment is permitted by the Senior Debt Documents and the Subordinated Debt Documents.

          (d) Adjustment of Price Upon Issuance of Common Shares.  Except as
              --------------------------------------------------
provided in subsection 5(g) hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 5(d)(1) through 5(d)(7), deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Class A Conversion Price shall be reduced to the price determined by dividing:

               (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Class A Stock) multiplied by the then existing Class A Conversion Price, and (b) the consideration, if any, received, or deemed to have been received pursuant to such subsection 5(d)(1) through 5(d)(7), by the Corporation upon such issue or sale; by

               (ii) the total number of shares of Common Stock outstanding, or deemed to be outstanding, immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Class A Stock).

          No adjustment of the Class A Conversion Price, however, shall be made in an amount less than $0.001 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.001 per share or more.

          For purposes of this subsection 5(d) the following subsections 5(d)(1) to 5(d)(7) shall also be applicable except to the extent the securities described in subsections 5(d)(1) to 5(d)(7) are issued to holders of Class A Stock as part of any redemption or conversion of Class A Stock:

          (d)(1) Issuance of Rights or Options.  In case at any time the
                 -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Class A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding.

          Except as otherwise provided in subsection 5(d)(3), no adjustment of the Class A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (d)(2) Issuance of Convertible Securities.  In case the Corporation
                 ----------------------------------
shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that:

          (i) except as otherwise provided in subsection 5(d)(3) below, no adjustment of the Class A Convertible Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and

          (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Class A Conversion Price have been or are to be made pursuant to other provisions of this subsection 5(d), no further adjustment of the Class A Conversion Price shall be made by reason of such issue or sale.

     For the purposes of this Section 5, the Prime Common Stock is a Convertible Security.

          (d)(3) Change in Option Price or Conversion Rate.  Upon the happening
                 -----------------------------------------
of any of the following events, namely if the purchase price provided for in any Option referred to in subsection 5(d)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(d)(1) or 5(d)(2), or the rate at which any Convertible Securities referred to in subsection 5(d)(1) or 5(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Class A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          On the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities (without exercise, conversion, or exchange), the Class A Conversion Price then in effect hereunder shall forthwith be increased to the Class A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

          If the purchase price provided for in any such Option referred to in subsection 5(d)(1) or the rate at which any Convertible Securities referred to in subsection 5(d)(1) or 5(d)(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Class A Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Class A Conversion Price then in effect hereunder is thereby reduced.

          (d)(4) Stock Dividends.  In case the Corporation shall declare a
                 ---------------
dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options for Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration except that a dividend or distribution of Class A Stock to holders of Class A Stock shall be deemed to be an issuance or sale for consideration equal to the number of shares of Class A Stock paid as a dividend or distributed times $15 per share.

          (d)(5) Consideration for Stock.  In case any shares of Common Stock,
                 -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

          In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

          The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subsection 5(d)(5) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale in the fiscal year of such issuance and/or sale.

          In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (d)(6) Record Date.  In case the Corporation shall take a record of
                 -----------
the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d)(7) Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 5(d).

          (e) Subdivision or Combination of Stock.  In case the Corporation
              -----------------------------------
shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Class A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (f) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another Corporation or the sale of all or substantially all of its assets to another Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least 66-2/3% of the outstanding shares of Class A Stock) shall be made whereby each holder of a share or shares of Class A Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Class A Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place.

          In such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Class A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization reclassification, of the Class A Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the respective Class A Conversion Price or Prices in effect immediately prior to such reorganization or reclassification).

          In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consideration, the Class A Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

          The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or if the Corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Class A Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Stock at the last address of such holder appearing on the book of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

          (g) Treatment of Certain Issues of Common Stock.  Anything herein to
              -------------------------------------------
the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Class A Conversion Price by reason of (i) any Common Stock issued or sold (or deemed to have been issued or sold in accordance with subsections 5(d)(1) through 5(d)(7) hereof) prior to December 29, 1995; (ii) any Common Stock issued or sold after such date as the result of the exercise of any Option or the conversion of any Convertible Security (including Class A Stock) issued prior to such date; (iii) any warrants granted in connection with the Stock and Warrant Purchase Agreement; (iv) the issuance or exercise of incentive stock options or other stock options covering Common Stock of the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation on or before December 29, 1995, which provides for the issuance of options to employees and consultants of the Corporation only, and which allows for the issuance of options covering not more than 1,414,000 shares of Common Stock; (v) the issuance of any shares of Common Stock upon exercise of the options described in subparagraph (iv) above; (vi) any issuance of Options, Convertible Securities, Common Stock or other securities of the Corporation which have, in advance of grant or issuance, been approved by the Board of Directors of the Corporation and consented to in writing by EGL Holdings, Inc., or the successor in interest of EGL Holdings, Inc. ("EGL"), (vii) the issuance of 626,000 shares of Common Stock (or a lesser number of shares of Common Stock, coupled with Common Stock warrants, which, when exercised, will total 626,000 shares of the Corporation's Common Stock, when added to the Common Stock originally issued), to be issued to Mr. Woody Miller or an entity controlled by Mr. Woody Miller, for cash consideration of not less than $720,000; or (viii) the conversion of any Voting Common Stock into Non-Voting Common Stock or the conversion of any Non-Voting Common Stock into Voting Common Stock.

          Consent or a vote of approval as a director by any member of the Board of Directors nominated or elected by EGL or the holders of the Class A Stock Series 1 shall not constitute the consent required in subsection (vi) above.

          (h) Automatic Conversion.  In the event that at any time while any of
              --------------------
the Class A Stock shall be outstanding, the Corporation shall complete a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of $20,000,000, then all outstanding shares of the Class A Stock shall, automatically and without further action on the part of the holders of the Class A Stock, be converted into shares of Common Stock in accordance with the terms of this subsection 5 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effected simultaneously with the closing of such underwritten public offering, provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of Class A Stock so converted.

          (i) Notice of Adjustment.  Upon any adjustment of the Class A
              --------------------
Conversion Price, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Class A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (j)  Notices.  In case at any time
               -------

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the
                                                                --- ----
holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to another Corporation.

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

               (5) the Corporation shall take any action or there shall be any event which would result in an automatic conversion of the Class A Stock pursuant to subsection 5(h);

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, return receipt requested, addressed to each holder of any shares of Class A Stock at the address of such holder as shown on the books of the Corporation:

                   (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up;

                   (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place; and

                   (c) in the case of any event which would result in an automatic conversion of the Class A Stock pursuant to subsection 5(h), at least 20 days' prior written notice of the date on which the same is expected to be completed.

          Such notice in accordance with the foregoing clause (a) shall also specify, in the case of such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          (k) Stock to be Reserved.  The Corporation will at all times reserve
              --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of the Class A Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Class A Stock.

          The Corporation covenants that all shares of Common Stock which shall be so issued upon any such conversion shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

          The Corporation will not take any action which would cause the total number of shares of Common Stock issued and issuable after such action upon conversion of the Class A Stock to exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

          (l) No Reissuance of Class A Stock.  Shares of Class A Stock which are
              ------------------------------
converted into shares of Common Stock as provided herein shall not be reissued.

          (m) Issue Tax.  The issuance of certificates for shares of Common
              ---------
Stock upon conversion of the Class A Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than of the holder of the Class A Stock which is being converted.

          (n) Closing of Books.  The Corporation will at no time close its
              ----------------
transfer books against the transfer of any Class A Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Stock in any manner which interferes with the timely conversion of such Class A Stock.

          (o) Definition of Common Stock.  As used in this Section 5, the term
              --------------------------
"Common Stock" shall mean and include the Corporation's authorized Voting and Non-Voting Common Stock, $.0025 par value per share, as constituted on the effective date of this Restated Certificate of Incorporation, and shall also include any capital stock or any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common
                                              --------
Stock receivable upon conversion of shares of the Class A Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 5(f) shall include only shares designated as Common Stock of the Corporation on the effective date of this Restated Certificate of Incorporation, and provided further, that neither Class A Stock nor Price Common Stock shall be
    ----------------
deemed to be "Common Stock" for the purposes of this Section 5(o).

          (p) Definition of Liquidity Event.  As used in this Section 5, the
              -----------------------------
term "Liquidity Event" shall mean either (i) the sale or merger of substantially all of the assets or equity securities of the Corporation at a valuation for the Corporation of at least $40,000,000 net of assumed and retained liabilities, or
(ii) the completion of a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock (i) with minimum gross proceeds to the Corporation of at least $20 million, and (ii) with a Corporation pre-offering valuation of at least $40 million. As used herein, tradable securities shall mean registered securities which become freely tradable no later than 180 days after closing of the sale or merger.

     6.   Defined Terms.  In addition to the other terms defined in this
          -------------
Certificate, as used herein, the following capitalized terms have the respective meanings set forth below:

          (a) "Senior Debt Documents" means (i) the Credit Agreement and the other Credit Documents, in each case as amended (including by any amendment and restatement), supplemented, modified or extended from time to time, including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Credit Agreement, whether by the same or any other agent, lender or group of lenders, and (ii) any other loan or credit agreement, promissory note or other related credit document which by its terms states that it is "Senior Debt" of the Corporation for purposes of this

Certificate and, so long as the Agent under Senior Debt Documents (without giving effect to this clause (ii)) consents to such other loan, credit agreement, promissory note or other related credit document being treated as "Senior Debt Documents" for purposes of this Certificate.

          (b) "Credit Agreement" means the Credit Agreement dated on or about October 27, 1997, among the Corporation, the Banks party thereto and Banque Paribas, as Agent.

          (c) "Credit Documents" shall have the meaning provided in the Credit Agreement.

          (d) "Senior Debt" means and includes all obligations, liabilities and indebtedness of the Corporation now or hereafter existing, whether fixed or contingent, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a bankruptcy petition), fees, expenses, indemnification, reimbursement obligations or otherwise, under the Senior Debt Documents.

          (e) "Subordinated Debt" means and includes all obligations, liabilities and indebtedness of the Corporation now or hereafter existing, whether fixed or contingent, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a bankruptcy petition), fees, expenses, indemnification, reimbursement obligations or otherwise, under the Senior Subordinated Loan Agreement (herein so called) dated on or about October 27, 1997, among the Corporation, Paribas Capital Funding LLC and the lenders party thereto and otherwise under the Subordinated Debt Documents.

          (f) "Subordinated Debt Documents" means (i) the Senior Subordinated Loan Agreement as amended (including by any amendment and restatement), supplemented, modified or extended from time to time, including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Senior Subordinated Loan Agreement, whether by the same or any other agent, lender or group of lenders, and (ii) any other loan or credit agreement, promissory note or other related credit document which by its terms states that it is "Subordinated Debt" of the Corporation for purposes of this Certificate and, so long as the Agent under the Subordinated Debt Documents (without giving effect to this clause (ii)) consents to such other loan, credit agreement, promissory note or other related credit document being treated as "Subordinated Debt Documents" for purposes of this Certificate.

     SECTION D.  PREFERRED STOCK.  Subject to the limitations prescribed by law
                 ---------------
and the provisions of this certificate of incorporation, the board of directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock.

                                   ARTICLE V
                                INDEMNIFICATION

     Section A.  Right to Indemnification.  Each person who was or is made a
                 ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

          (1) that he or she is or was a director or officer of the Corporation, or

          (2) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (1) or in case (2) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or office of the Corporation, or as a director, trustee, officer employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the General Corporation Law of the State of Delaware (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fee and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the board of directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of this Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

     Section B.  Relationship to Other Rights and Provisions Concerning
                 ------------------------------------------------------
Indemnification.  The rights to indemnification and to the advancement of
---------------
expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article.

     Section C.  Agents and Employees.  The Corporation may, to the extent
                 --------------------
authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.


                                   ARTICLE VI
                      LIMITATION ON LIABILITY OF DIRECTORS

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.


                                  ARTICLE VII
                                   COMPROMISE

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of these, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also of this Corporation.

                                  ARTICLE VIII
                            MEETINGS OF STOCKHOLDERS

     At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. From and after the first date as of which any class of the Corporation's equity securities is traded on a national securities exchange or through the Nasdaq Stock Market's automated quotation system, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                                   ARTICLE IX
               DENIAL OF CUMULATIVE VOTING AND PREEMPTIVE RIGHTS

     Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose. Except as otherwise set forth in this Certificate or in any Certificate of Designation, Rights and Preferences relating to the Corporation's capital stock as may be in effect from time to time, no stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                   ARTICLE X
                         CLASSIFIED BOARD OF DIRECTORS

     From and after the first date as of which any class of the Corporation's equity securities is traded on a national securities exchange or through the Nasdaq Stock Market's automated quotation system, the directors shall be classified, with respect to the time for which they severally hold office, into three classes (Class A, Class B and Class C), as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999 and another class to hold office for a term expiring at the annual meeting of stockholders to be held in 2000, with members of each class to hold office until whichever of the following occurs first: his or her successor is elected and qualified, his or her resignation, his or her removal from office by the stockholders or his or her death. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.


                                   ARTICLE XI
                              AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to adopt, amend, alter, change or repeal any Bylaws of the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware.


                                  ARTICLE XII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE XIII
                                  SEVERABILITY

     In the event that any of the provisions of this Restated Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     IN WITNESS WHEREOF, the undersigned does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation, and the facts herein stated are true, and accordingly, have hereunto set my hand and caused the Corporate Seal of the Corporation to be hereunto affixed this 3rd day of February, 1998.



                                    /s/ Sarah C. Garvin
                                    -------------------------
                                    Sarah C. Garvin
                                    President